UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 9, 2004

ADESA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32198	35-1842546
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard Carmel, Indiana	46032
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800)923-3725

Item 9 Regulation FD Disclosures.

On July 9, 2004 ADESA, Inc. (the “Company”) issued a press release announcing the redemption of certain of its outstanding long term debt.  A copy of the Company’s press release is furnished herewith as Exhibit 99.1, and incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

                The following exhibits are filed as a part of this report:

                (c)           Exhibits

99.1      Press release, dated July 9, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADESA, INC.

Date: July 9, 2004	By:	/s/ Cameron C. Hitchcock
Cameron C. Hitchcock,
Executive Vice President and
Chief Financial Officer

Exhibit Index

Item Number assigned in Regulation S-K	Exhibit	Description of Exhibits

99	99.1	Press release dated July 9, 2004.